                                   EXHIBIT 99

PRESS RELEASE                     FOR IMMEDIATE RELEASE
                                  Contact: Preston Bair, Chief Financial Officer
                                  Telephone: (740) 622-0444


                     HOME LOAN FINANCIAL CORPORATION REPORTS
                EARNINGS FOR THE QUARTER ENDED DECEMBER 31, 2003

Coshocton, Ohio, January 21, 2004 - Home Loan Financial Corporation (Nasdaq:HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $428,706, or $.27 basic and diluted earnings per share, for the quarter ended December 31, 2003 compared to net income of $484,385, or $.33 basic and $.32 diluted earnings per share, for the quarter ended December 31, 2002, a decrease of $55,679 or 11.5%.

         The decrease in earnings for the quarter ended December 31, 2003, compared with December 31, 2002, was primarily attributable to a decrease in net interest income of $28,347 and an increase in noninterest expense of $68,806, partially offset by a decrease in provision for loan loss expense of $35,000 and a decrease in income tax expense of $23,400. The decrease in net interest income was primarily due to a decrease in the net interest margin. The net interest margin for the three months ended December 31, 2003 was 3.99% compared to 4.37% for the three months ended December 31, 2002. The increase in noninterest expense was primarily due to increases in salaries and benefits due to additional staff and an increase in ESOP expense due to the elevated price of the Company's stock.

          Return on average equity and return on average assets for the six months ended December 31, 2003 were 8.38% and 1.24%, respectively. The book value of HLFC's common stock was $13.27 per share as of December 31, 2003 compared to $12.76 per share as of December 31, 2002, an increase of $0.51, or 4.0%.

         Total assets at December 31, 2003 were $149.6 million compared to June 30, 2003 assets of $147.8 million, an increase of $1.8 million, or 1.3%. The increase in total assets was primarily in loans, which increased $6.9 million. Total deposits at December 31, 2003 were $84.3 million compared to June 30, 2003 deposits of $86.0 million, a decrease of $1.7 million, or 1.9%. Total equity at December 31, 2003 was $22.2 million compared to $21.7 million at June 30, 2003.

         Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has two offices in Coshocton, Ohio and a branch in West Lafayette, Ohio.

                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                               December 31, 2003           June 30, 2003
                                                               -----------------           -------------
ASSETS
Cash and cash equivalents                                          $   2,288,852           $   4,012,397
Securities available for sale                                          7,341,435               7,536,746
Mortgage-backed securities available for sale                          7,004,980               9,850,287
Federal Home Loan Bank stock                                           2,206,700               2,162,900
Loans, net                                                           128,648,063             121,759,596
Premises and equipment                                                 1,169,179               1,218,370
Accrued interest receivable                                              673,382                 738,357
Other assets                                                             303,327                 504,077
                                                                   -------------           -------------

 Total assets                                                      $ 149,635,918           $ 147,782,730
                                                                   =============           =============


LIABILITIES
Deposits                                                           $  84,323,160           $  85,953,036
Federal Home Loan Bank advances                                       41,839,663              38,720,382
Accrued interest payable                                                 569,705                 580,142
Accrued expenses and other liabilities                                   697,905                 818,719
                                                                   -------------           -------------
     Total liabilities                                               127,430,433             126,072,279

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                          --                      --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                                   --                      --
Additional paid-in capital                                            14,345,711              14,166,911
Retained earnings                                                     14,547,625              14,514,056
Unearned employee stock ownership plan shares                           (926,317)             (1,067,434)
Unearned recognition and retention plan shares                          (202,006)               (256,212)
Treasury stock, at cost - 574,680 shares at                           (5,808,589)             (6,090,975)
  December 31, 2003 and 596,305 shares at
  June 30, 2003
Accumulated other comprehensive income                                   249,061                 444,105
                                                                   -------------           -------------
     Total shareholders' equity                                       22,205,485              21,710,451
                                                                   -------------           -------------
         Total liabilities and shareholders' equity                $ 149,635,918           $ 147,782,730
                                                                   =============           =============

                        CONSOLIDATED STATEMENTS OF INCOME

                                            Three Months Ended                   Six Months Ended
                                                December 31,                        December 31,
                                        ----------------------------        ----------------------------
                                           2003              2002              2003              2002
                                        ----------        ----------        ----------        ----------
Total interest income                   $2,360,640        $2,486,025        $4,791,665        $4,922,725
Total interest  expense                    912,689         1,009,727         1,851,260         2,047,113
                                        ----------        ----------        ----------        ----------
      Net interest income                1,447,951         1,476,298         2,940,405         2,875,612
Provision for loan losses                   30,000            65,000            45,000            95,000
                                        ----------        ----------        ----------        ----------
      Net interest income after
       provision for loan losses         1,417,951         1,411,298         2,895,405         2,780,612
Total noninterest income                   182,724           199,650           406,403           332,229
Total noninterest expense                  950,069           881,263         1,903,278         1,740,435
                                        ----------        ----------        ----------        ----------
Income before income
      tax expense                          650,606           729,685         1,398,530         1,372,406
Income tax expense                         221,900           245,300           474,900           462,200
                                        ----------        ----------        ----------        ----------
      Net income                        $  428,706        $  484,385        $  923,630        $  910,206
                                        ==========        ==========        ==========        ==========

Basic earnings per share                $      .27        $      .33        $      .59        $      .62
                                        ==========        ==========        ==========        ==========

Diluted earnings per share              $      .27        $      .32        $      .58        $      .59
                                        ==========        ==========        ==========        ==========


                              KEY OPERATING RATIOS

                                            At or For The                    At or For The
                                         Three Months Ended                Six Months Ended
                                            December 31,                      December 31,
                                            ------------                      ------------
                                       2003             2002             2003              2002
                                       ----             ----             ----              ----
Net interest margin                      3.99%            4.37%            4.08%             4.31%
Return on average assets                 1.15%            1.38%            1.24%             1.32%
Return on average equity                 7.76%            9.32%            8.38%             8.85%
Total equity to total assets            14.84%           14.76%           14.84%            14.76%
Common shares outstanding           1,673,570        1,618,445        1,673,570         1,618,445
Book value per share                   $13.27           $12.76           $13.27            $12.76
Nonperforming assets to
         total assets                    1.01%            0.28%            1.01%             0.28%